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                                                                     Exhibit 2.4

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and entered into as of this 1st day of January, 2003, between U.S. CONSOLIDATED INDUSTRIES, INC., a Utah corporation ("USCI"), and ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("Holdings"), and the holders of all of Holdings' outstanding shares of capital stock (collectively the "Shareholders") who are listed on Exhibit A attached hereto and on the signatory pages attached hereto.

                                    RECITALS:

     A. Holdings and the Shareholders desire to acquire all of the issued and outstanding capital stock of USCI (collectively, the "USCI Shares") and to consummate the merger described in Section 1.1 of this Agreement (the "Merger"), and USCI and its shareholders desire to exchange all of the USCI Shares for shares of Holdings authorized but unissued shares of common stock and to consummate the Merger, all as hereinafter provided. Pursuant to the Merger, USCI will merge into Holdings with the result that Holdings shall be the survivor of the Merger and the separate existence of USCI shall cease.

     B. It is the intention of the parties hereto that: (i) Holdings shall acquire the USCI Shares in exchange solely for 600,000 shares of Holdings authorized but unissued shares of common stock, $.001 par value (the "Holdings Shares"), as set forth below, and (ii) the Merger shall qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

     C. The Board of Directors of Holdings and the Shareholders have approved the acquisition of, and deem it to be in the best interest of Holdings and the Shareholders to acquire the USCI Shares, as hereinafter provided.

     D. The Board of Directors of USCI and shareholders of USCI have approved the exchange of, and deems it to be in the best interest of USCI and its shareholders to exchange the USCI shares for the Holdings Shares, as hereinafter provided.

     E. The Boards of Directors of Holdings and USCI, and their respective shareholders, have approved the Plan of Merger in the form set forth as Exhibit B, attached hereto and made a part hereof (the "Plan of Merger") and the transactions contemplated hereby and thereby.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                               EXCHANGE OF SHARES

     1.1 Exchange of Shares and Merger. USCI, Holdings and the Shareholders hereby agree that USCI shall, on the Closing Date (as defined in Section 1.2, below), exchange the USCI Shares in the ratio of approximately 31.5 shares of USCI common stock for each of the Holdings Shares. Pursuant to the Plan of Merger, USCI shall be merged into Holdings in accordance with the applicable

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provisions of the laws of the States of Utah and Delaware. As a result of the
Merger, Holdings shall be the surviving corporation in the Merger and the separate existence of USCI shall cease in accordance with said laws.

     1.2 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place (a) upon the date and time of the filing of the articles of merger with the Secretary of State of the State of Delaware (which shall be filed on the same day with the Secretary of the State of Utah) at the offices of Levenfeld Pearlstein, 211 Waukegan Road, Suite 300, Northfield, Illinois, or (b) at such other time or place as may be agreed upon by the parties hereto (the date on which the Closing occurs, the "Closing Date").

     1.3 Delivery of Shares. On the Closing Date, USCI will cause its shareholders to deliver to Holdings or Holdings' transfer agent the certificates representing the USCI Shares, duly endorsed (or with executed stock powers) so as to make Holdings the sole owner thereof. To the extent that any USCI Shares are delivered to Holdings or its transfer agent after the Closing Date, the shareholders of USCI shall bear the costs and expenses in connection with the exchange of such USCI Shares. Within a reasonable time after the delivery of USCI Shares, Holdings will or will cause its transfer agent to deliver certificates representing the Holdings Shares to the USCI shareholder who delivered such USCI Shares. Upon such exchange, the USCI Shares exchanged shall be canceled and cease to exist.

     1.4 Directors and Officers. The parties acknowledge and agree that the directors and officers of Holdings immediately prior to the Merger shall remain the directors and officers of Holdings through and after the Merger until their successors are duly appointed or elected in accordance with the applicable laws of the State of Delaware.

                                    ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF USCI

     USCI hereby represents and warrants as follows:

     2.1 Organization and Good Standing. USCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact.

     2.2 Corporate Authority. USCI has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of USCI and the shareholders of USCI. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which USCI is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to USCI or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles of Incorporation or by-laws of USCI.

     2.3 The USCI Shares. As of the Closing Date, the USCI shareholders are the owners of record and beneficially of the USCI Shares (18,900,000 shares of USCI Common Stock) which shares are free and clear of all rights, claims, liens and encumbrances and have not been sold, pledged,

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assigned or otherwise transferred except pursuant to this Agreement. The USCI
Shares represent all of the outstanding capital stock of USCI.

     2.4 Access to Records. The corporate financial records, minute books, and other documents and records of USCI have been made available to Holdings prior to the Closing.

     2.5 Taxes. USCI has filed (or by the Closing Date, will have filed) all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

     2.6 Compliance with Laws. USCI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of USCI or the trading market for the USCI Shares and specifically, and to the best of its knowledge USCI complied with all applicable securities laws in connection with its public stock offering (and securities laws exemptions) and there are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto.

     2.7 Actions and Proceedings. USCI is not a party to any material pending litigation or, to its knowledge, any governmental investigation or proceeding, and to its knowledge, no material litigation, claim, assessment, or governmental proceeding is threatened against USCI.

     2.8 Brokers or Finders. No broker's or finder's fee will be payable by USCI in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of USCI except appearing on
Schedule 2.8 and 3.9 as one Schedule attached hereto and made a part hereof.

     2.9 Liabilities. USCI does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"). As of the Closing Date, USCI will not have any Liabilities.

     2.10 Capitalization. The authorized capital stock of USCI consists of 50,000,000 shares of Common Stock, $.001 par value, of which 18,900,000 shares of USCI Common Stock are presently issued and outstanding. USCI has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of USCI, except as contemplated by this Agreement.

     2.11 Disclosure. USCI has (and at the Closing it will have) disclosed in writing all events, conditions and facts materially affecting the business, financial conditions or results of operation of USCI all of which have been set forth herein. USCI has not now and will not have, at the Closing, withheld disclosure of any such events, conditions, and facts which they have knowledge of or have reasonable grounds to know may exist.

     2.12 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

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          (a) violate any provision of the Articles of Incorporation or By-Laws of USCI;

          (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which USCI is a party or by or to which it or any of its assets or properties may be bound or subject;

          (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, USCI or upon the securities, properties or business to USCI; or

          (d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

     2.13 Authority to Execute and Perform Agreements. USCI has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and binding obligation of USCI enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by USCI of this Agreement, in accordance with its respective terms and conditions will not:

          (a) require the approval or consent of any governmental or regulatory body or the approval or consent of any other person except the approval or consent of the shareholders of USCI which USCI represents and warrants it has duly obtained;

          (b) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to USCI, or any instrument, contract or other agreement to which USCI is a party or by or to which USCI is bound or subject; or

          (c) result in the creation of any lien or other encumbrance on the assets or properties of USCI.

     2.14 Material Statements and Facts. No representation or warranty by USCI in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by USCI pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of USCI.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Holdings hereby represents and warrants as follows:

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     3.1 Organization and Good Standing; Ownership of Holdings Shares. Holdings
is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material impact. There are no outstanding subscriptions, rights, options, warrants or other agreements obligating Holdings to issue, sell or transfer any stock or other securities of Holdings except the warrants and options listed on Schedule 3.1 attached hereto and made a part hereof.

     3.2 Corporate Authority. Holdings has the corporate power to enter into this Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Holdings and the Shareholders. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which Holdings is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to Holdings or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Certificate of Incorporation or by-laws of Holdings.

     3.3 Holdings Shares. At the Closing, the Holdings Shares to be issued and delivered to the shareholders of USCI hereunder will when so issued and delivered, constitute valid and legally issued shares of Holdings capital stock, fully-paid and nonassessable.

     3.4 Access to Records. The corporate financial records, minute books and other documents and records of Holdings have been made available to USCI prior to the Closing hereof.

     3.5 Taxes. Holdings by the Closing Date, will have filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Closing Date.

     3.6 Compliance with Laws. Holdings has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of Holdings.

     3.7 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

          (a) violate any provision of the Certificate of Incorporation or By-Laws of Holdings;

          (b) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Holdings is a party or by or to which it or any of its assets or properties may be bound or subject;

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          (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Holdings or upon the properties or business of Holdings; or

          (d) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of Holdings.

     3.8 Actions and Proceedings. Holdings is not a party to any material pending litigation nor, to its knowledge, is any governmental investigation or proceeding, material litigation, claim, or assessment threatened against Holdings.

     3.9 Brokers or Finders. No broker's or finder's fee will be payable by Holdings in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by Holdings or any of the Shareholders except as appearing on Schedule 2.8 and 3.9 as one Schedule attached hereto and made apart hereof.

     3.10 Capitalization. The authorized capital stock of Holdings consists of 20,000,000 shares of Common Stock, $.001 par value, of which the aggregate number of shares set forth on Exhibit A are presently issued and outstanding, and 2,000,000 shares of Preferred Stock, $.001 par value, of which no shares are presently issued and outstanding. Holdings has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued shares of capital stock of Holdings, except for the warrants and options set forth on
Schedule 3.1 attached hereto and made a part hereof.

     3.11 Material Statements and Facts. No representation or warranty by Holdings in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished USCI pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of Holdings.

                                    ARTICLE 4
                              CONDITIONS PRECEDENT

     4.1 Conditions Precedent to the Obligation of Holdings. All obligations of Holdings under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

     (a) The representations and warranties by or on behalf of USCI and Charles
E. Campbell, an officer and the principal shareholder of USCI, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

     (b) USCI shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by USCI prior to or at the Closing.

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     (c) On or before the Closing, the Board of Directors and the shareholders of USCI shall have approved in accordance with Utah law the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and authorizing all of the necessary and proper action to enable USCI to comply with the terms of the Agreement.

     (d) The Merger shall be permitted by Utah law and USCI shall have sufficient shares of USCI's capital stock authorized to complete the Merger.

     (e) At the Closing, all instruments and documents delivered to Holdings pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for Holdings.

     4.2 Conditions Precedent to the Obligations of USCI. All obligations of USCI under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

     (a) The representations and warranties by Holdings and the Shareholders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

     (b) Holdings shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

     (c) On or before the Closing, the Board of Directors and shareholders of Holdings shall have approved in accordance with Delaware law the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and authorizing all of the necessary and proper action to enable Holdings to comply with the terms of the Agreement.

     (d) The Merger shall be permitted by Delaware law and Holdings shall have sufficient shares of Holdings' capital stock authorized to complete the Merger.

     (e) At the Closing, all instruments and documents delivered to USCI pursuant to provisions hereof shall be reasonably satisfactory to legal counsel for USCI.

                                    ARTICLE 5
                              ADDITIONAL COVENANTS

     5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

     5.2 Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

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     5.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

     5.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, USCI, Holdings and the Shareholders agree to keep confidential any information disclosed to each other in connection therewith for a period of two years from the date hereof; provided, however, such obligation shall not apply to information which:

          (a) at the time of the disclosure was public knowledge;

          (b) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

          (c) the receiving party had within its possession at the time of disclosure.

                                    ARTICLE 6
                                 TERMINATION AND
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF USCI

     6.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the effective date of the Merger specified in the Plan of Merger by the mutual consent of USCI and Holdings.

     6.2 Other Termination. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Holdings if: (a) the Merger shall not have been consummated by the effective date of the Merger specified in the Plan of Merger or (b) the consent or approval of the shareholders of Holdings shall not have been obtained at a meeting duly convened therefor or by written consent in lieu of a special meeting in accordance with the applicable laws of the State of Delaware.

     6.3 Survival of Representations and Warranties.

     (a) Notwithstanding any right of Holdings to investigate the affairs of USCI and its shareholders, Holdings has the right to rely fully upon representations, warranties, covenants and agreements of USCI and Charles E. Campbell contained in this Agreement or in any document delivered to Holdings by Charles E. Campbell, USCI and/or its shareholders or any of their respective representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing for 12 months following the Closing.

     (b) Notwithstanding any right of USCI to investigate the affairs of Holdings and the Shareholders, USCI has the right to rely fully upon representations, warranties, covenants and agreements of Holdings and the Shareholders contained in this Agreement or in any document delivered to USCI by Holdings and the Shareholders or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and

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agreements shall survive the execution and delivery hereof and the Closing for
12 months following the Closing.

                                    ARTICLE 7
                              DELIVERIES AT CLOSING

     At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

     (a) USCI will deliver, or will cause to be delivered, to Holdings the following:

          (i) a certificate of the Secretary of USCI, to the effect that all representations and warranties made by USCI under this Agreement are true and correct as of the Closing, the same as though originally given to USCI on said date;

          (ii) a certificate executed by Charles E. Campbell, an officer and the principal shareholder of USCI, to the effect that (A) all representations and warranties of USCI made under this Agreement are true and correct as of the Closing and (B) USCI does not have any Liabilities as of the Closing, all the same as though originally given to USCI on said date;

          (iii) a certificate from the State of Utah dated at or about the Closing Date to the effect that USCI is in good standing under the laws of said state;

          (iv) stock certificates representing the USCI Shares duly endorsed (or executed stock powers), which shall be exchanged for Holdings Shares as described in Section 1.3, above; and

          (v) certified copies of resolutions by USCI's Board of Directors and minutes of a special meeting of its shareholders authorizing the transactions contemplated by this Agreement; and

          (vi) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement.

     (b) Holdings will deliver or cause to be delivered to USCI:

          (i) a certificate of the Secretary or another officer of Holdings, to the effect that all representations and warranties of Holdings made under this Agreement are true and correct as of the Closing, the same as though originally given to USCI on said date;

          (ii) a certificate from the Delaware Secretary of State dated at or about the Closing Date to the effect that Holdings is in good standing under the laws of said state;

          (iii) stock certificates representing the Holdings Shares to be issued as a part of the exchange of shares and Merger as described in Section 1.3, above;

          (iv) certified copies of resolutions by Holding's Board of Directors authorizing the transactions contemplated by this Agreement;

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          (v) such other instruments, documents, and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement; and

          (vi) all other items, the delivery of which is a condition precedent to the obligations of USCI, as set forth in Section 4.2 hereof.

                                    ARTICLE 8
                                  MISCELLANEOUS

     8.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     8.2 Amendment. This Agreement may be amended or modified only by an instrument signed by all of the parties hereto or the duly authorized representatives of the respective parties hereto.

     8.3 Assignment. This Agreement is not assignable except by operation of law.

     8.4 Notice. Until otherwise specified in writing, the mailing addresses of the parties of this Agreement shall be as follows:

     Holdings:       Alltech International Holdings, Inc.
                     2051 Waukegan Road
                     Deerfield, Illinois 60015
                     Attention:  Richard Kurtz, President

     Shareholders:   c/o Alltech International Holdings, Inc.
                     (Attn:  the respective Shareholder)
                     2051 Waukegan Road
                     Deerfield, Illinois 60015

     USCI:           Charles E. Campbell
                     2148 Evans Road
                     Flossmoor, IL 60422

     Any notice or statement given under this Agreement shall be deemed to have been given if sent by hand delivery or by U.S. registered mail, return receipt requested, addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor upon hand delivery or three days after so mailing.

     8.5 Governing Law. This Agreement shall be construed, and the legal relations of the parties determined, in accordance with, the laws of the State of Illinois, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     8.6 Arbitration.

     (a) All disputes and differences arising in connection with or relating to the provisions of this Agreement, including what constitutes a dispute or difference, shall be settled and finally

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determined by arbitration unless agreement in writing has been reached between the parties within 90 days after either party shall have given written notice to the other party of the existence of a dispute or difference which it desires to have arbitrated. Such notice shall state the point or points in dispute.

     (b) Arbitration shall be conducted in Chicago, Illinois, in accordance with the rules of the American Arbitration Association by three arbitrators, one of whom shall be selected by Holdings, one by USCI and a Chairman of the Arbitration Court selected by the two arbitrators so selected. The applicable law shall be as provided above. Each party shall notify the other party of the arbitrator selected by it within 60 days of the giving of written notice referred to above. In the event that the two arbitrators selected by the parties are unable to reach agreement as to the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Arbitration shall be held in the jurisdiction of the party against which or whom the arbitration is instituted. Each party shall be given the opportunity to present to the arbitrators its evidence, witnesses and arguments, and the right to be represented by counsel of its selection when the other party be represented by counsel, of its selection when the other party presents its evidence, witnesses and arguments. In the event one of the parties shall fail, after reasonable notice, to appear and participate in the arbitration proceedings as normally interpreted by the above-mentioned rules, the arbitrators shall be entitled to make their decision and award on the basis of evidence, witnesses and arguments presented by the party appearing.

     (c) The decision and the award of the arbitrators shall be in writing and shall be final and binding upon the parties hereto. Judgment upon the award rendered my be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The expenses of arbitration shall be borne in accordance with the determination of the arbitrators with respect thereto. Pending decision by the arbitrators with respect to the dispute or difference undergoing arbitration, all other obligations of the parties hereto shall continue as stipulated herein, and all monies not directly involved in such dispute or difference shall be paid when due.

     8.7 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

     8.8 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements and other documents executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase, exchange and issuance of the Holdings Shares and the USCI Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto. All Exhibits and Schedules hereto are hereby incorporated and made a part hereof by this reference, regardless of whether expressly so incorporated elsewhere in this Agreement.

     8.9 Headings. The headings in this Agreement are for reference purposes only and shall not in any way effect the meaning or interpretation of this Agreement.

     8.10 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or the provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     8.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original hereof, but all of which together shall consider but one and the same document. Signatures transmitted by facsimile shall be considered authentic and legally binding.

     8.12 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and permitted assigns.

                            [Signature pages follow.]

                                        I

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    ALLTECH INTERNATIONAL HOLDINGS, INC.,
                                    a Delaware corporation


                                    By: /s/ Richard Dolan
                                        ----------------------------------------
                                        Richard Dolan, Chief Executive Officer


                                    U.S. CONSOLIDATED INDUSTRIES, INC.,
                                    a Utah corporation


                                    By: /s/ Charles E. Campbell
                                        ----------------------------------------
                                        Charles E. Campbell, President

     [This is a signature page to the Agreement and Plan of Reorganization.]

SHAREHOLDERS:

/s/ Donna Amling                      /s/ James Anderson
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Donna Amling                    Name: James Anderson

/s/ Brian Dolan                       /s/ Carmi Dolan
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Brian Dolan                     Name: Carmi Dolan

/s/ Cheryl Dolan                      /s/ Daniel Dolan
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Cheryl Dolan                    Name: Daniel Dolan

/s/ Donald Dolan                      /s/ Richard A. Dolan
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Donald Dolan                    Name: Trustee, The Richard A. Dolan Trust
                                                    u/a/d 7/21/89

/s/ Richard A. Dolan                  /s/ Carmi Dolan
-----------------------------------   ------------------------------------------

             (Signature)                             Signature)
Name: Trustee, The Richard A. Dolan   Name: Trustee, Link Children's Trust
      Grandchildren's Trust

/s/ Terrance Dolan                    /s/ Thomas Dolan
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Terrance Dolan                  Name: Thomas Dolan

/s/ Timothy Dolan                     /s/ Wendy Dolan
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Timothy Dolan                   Name: Wendy Dolan

/s/ Nancy Ernst                       /s/ Gale Hennelly
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Nancy Ernst                     Name: Gale Hennelly

/s/ Jack Hesse                        /s/ Kathleen Keenan
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Jack Hesse                      Name: Kathleen Keenan

/s/ Richard Kurtz                     /s/ Kenneth Kwiatt
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Richard Kurtz                   Name: Kenneth Kwiatt

/s/ Sharon McKinley                   /s/ Jan Murdock
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Sharon McKinley                 Name: Jan Murdock

/s/ Bonnie Przybylski                 /s/ Thomas Rendl
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Bonnie Przybylski               Name: Thomas Rendl

/s/ Irmagard Rosenfeld                /s/ Dawn Sayre
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Irmagard Rosenfeld              Name: Dawn Sayre

/s/ Donna Siegler                     /s/ Ronald Siegler
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Donna Siegler                   Name: Ronald Siegler

/s/ Jaison Winckler                   /s/ Duaine Yearout
-----------------------------------   ------------------------------------------
             (Signature)                             Signature)
Name: Jaison Winckler                 Name: Duaine Yearout

     [This is a signature page to the Agreement and Plan of Reorganization]

                                    EXHIBIT A

                              Holdings Shareholders

                                                             Shares of Holdings'
Shareholders                                                    Common Stock
----------------------------------------------------         -------------------
Donna Amling                                                         18,314
Jim Anderson                                                         23,296
Brian Dolan                                                          36,628
Carmi Dolan                                                          23,296
Cheryl Dolan                                                        265,754
Daniel Dolan                                                         18,314
Donald Dolan                                                        265,757
Richard Dolan - Trust dated 07/21/89                              6,663,044
Richard Dolan - Grandchildren's Trust Cheryl Trustee                128,199
Link Children Trust - Carmi Dolan Trustee                            42,733
Terrance Dolan                                                       18,314
Thomas Dolan                                                        265,754
Timothy Dolan                                                        18,314
Wendy Dolan                                                          18,314
Nancy Ernst                                                          18,314
Gale Hennelly                                                        18,314
Jack Hesse                                                            5,824
Kathleen Keenan                                                      18,314
Richard Kurtz                                                        23,296
Kenneth Kwiatt                                                      219,770
Sharon McKinley                                                      11,648
Jan Merdock                                                           5,824
Bonnie Przybylski                                                     5,824
Thomas Rendl                                                         23,296
Irmagard Rosenfeld                                                   11,648
Dawn Sayre                                                           18,314
Donna Siegler                                                        46,494
Ronald Siegler                                                       46,494
Jaison Winckler                                                      12,533
Duaine Yearout                                                       12,209

                                    EXHIBIT B

                                 Plan of Merger

                          PLAN AND AGREEMENT OF MERGER
                                       of
                      ALLTECH INTERNATIONAL HOLDINGS, INC.
                            (a Delaware corporation)
                                       and
                       U.S. CONSOLIDATED INDUSTRIES, INC.
                              (a Utah corporation)

--------------------------------------------------------------------------------
        Pursuant to Subchapter IX of the Delaware General Corporation Law
                and Part 11 of the Utah Business Corporation Act
--------------------------------------------------------------------------------

     THIS PLAN AND AGREEMENT OF MERGER (the "Agreement") is made and entered into as of January 1, 2003 (the "Effective Date"), between ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation ("ALLTECH"), and U.S. CONSOLIDATED INDUSTRIES, INC., a Utah corporation ("USCI") (ALLTECH and USCI are sometimes hereinafter collectively referred to as the "Constituent Entities").

     WHEREAS, the registered office of ALLTECH is at 2711 Centerville Road, Suite 400, Wilmington, Delaware, and Corporation Service Company is the registered agent therein, in charge thereof, upon whom process against ALLTECH may be served within said state; and

     WHEREAS, the registered office of USCI is at 50 West Broadway, 8th Floor, Salt Lake City, Utah, and CT Corporation System is the registered agent therein, in charge thereof, upon whom process against USCI may be served within said state; and

     WHEREAS, ALLTECH was heretofore organized under the laws of the State of Delaware, its Certificate of Incorporation having been filed in the office of the Secretary of State of Delaware on October 31, 2002; and

     WHEREAS, USCI (formerly, X-Cell Development, Inc.) was heretofore organized under the laws of the State of Utah, its Certificate of Formation having been filed in the office of the Secretary of State of Utah on May 22, 1984; and

     WHEREAS, the total number of shares of stock which ALLTECH has authority to issue is 20,000,000 shares of common stock, $0.001 par value (the "Alltech Common Stock"), of which 8,304,147 shares are issued and outstanding (and 695,853 shares which are reserved for issuance pursuant to a stock option plan) and 2,000,000 shares of preferred stock, $0.001 par value, none of which is issued and outstanding; and

     WHEREAS, the total number of shares of stock which USCI has authority to issue is 50,000,000 shares of common stock, $0.001 par value (the "USCI Common Stock"), of which 18,900,000 shares are issued and outstanding.

     WHEREAS, ALLTECH, USCI, the directors of ALLTECH and the directors of USCI deem it advisable and to the advantage, welfare and best interests of the Constituent Entities and their respective shareholders, to merge said Constituent Entities under and pursuant to the provisions of Subchapter IX of the Delaware General Corporation Law and Part 11 of the Utah Business Corporation Act (collectively, the "Acts").

     NOW THEREFORE, in consideration of the mutual agreements, provisions, covenants and grants herein contained, it is hereby agreed by and between the said parties hereto, and in accordance with the Acts, that ALLTECH and USCI are hereby merged into a single corporation (the "Merger"), wherein ALLTECH shall be the surviving entity and the separate existence of USCI shall cease.

     AND the parties hereto do, by these presents, agree to and prescribe the terms and conditions of the Merger, and the mode of carrying the same into effect, which terms and conditions and mode of carrying the same into effect said parties hereto deem necessary, and the parties hereto do mutually and severally agree and covenant to observe, keep and perform, that is to say:

                                    ARTICLE I

     USCI shall be and is hereby merged into ALLTECH pursuant to the Acts.

                                   ARTICLE II

     The name of the surviving corporation is ALLTECH INTERNATIONAL HOLDINGS, INC., a Delaware corporation.

                                   ARTICLE III

     The manner and basis of converting the common stock of the Constituent Entities is as follows:

     Each 31.5 shares of USCI Common Stock that are issued and outstanding immediately before the Effective Date shall be converted at the Effective Date into one fully paid share of Alltech Common Stock.

                                   ARTICLE IV

     1. The ALLTECH name, identity, existence, franchises, rights and immunities of ALLTECH shall continue unaffected and unimpaired and shall be governed by the laws of Delaware. ALLTECH shall possess the powers, privileges and rights granted by and shall be governed by and subject to this Agreement.

     2. The Certificate of Incorporation of ALLTECH shall be the Certificate of Incorporation of the surviving corporation as the same shall be in effect on the Effective Date of the Merger.

     3. The By-Laws of ALLTECH shall continue to be the By-Laws of the surviving corporation, and said By-Laws shall continue in full force and effect until amended and changed in the manner prescribed by the provisions of the Delaware General Corporation Law, the Certificate of Incorporation and said By-Laws.

     4. The USCI name, organization, Articles of Incorporation and By-Laws shall cease on the Effective Date of the Merger.

     5. The officers and directors of ALLTECH shall continue to serve as the officers and directors of the surviving corporation until duly changed pursuant to ALLTECH's By-Laws.

     6. The surviving corporation's principal place of business will be 2051 Waukegan Road, Deerfield, Illinois 60015 (the "Place of Business").

     7. This Agreement is on file at the Place of Business.

     8. A copy of this Agreement will be furnished by the surviving corporation on request and without cost, to any person holding an interest in either of the Constituent Entities.

                                    ARTICLE V

     1. At any time prior to the filing of this Agreement with the Secretary of State of Delaware, this Agreement may be amended, altered or repealed and other provisions authorized by the statutes of the State of Delaware and the State of Utah at the time in force may be added or inserted in the manner and at the time prescribed by such statutes, and all rights at any time conferred upon the directors and shareholders of the Constituent Entities by this Agreement are granted subject to the provisions of this Article V.

     2. At any time prior to the filing of this Agreement with the Secretary of State of Delaware, this Agreement may be terminated or amended by the respective and appropriate directors of either of the Constituent Entities, if circumstances arise which, in the opinion of the directors, make such action advisable.

                                   ARTICLE VI

     1. Upon the consummation of the Merger hereby provided for, each and every right, privilege, power, and franchise, and each and every other interest of each of the Constituent Entities, shall be thereafter as fully and effectually the property of ALLTECH as though they were the property of each of the Constituent Entities; provided, however, that all rights of creditors and all liens upon any property of the parties hereto, and title to any real estate, whether by deed or otherwise, vested in ALLTECH shall not revert or be in any way impaired by reason of the Merger, and shall be preserved unimpaired; and all rights of creditors, debts, liabilities and duties of USCI shall thenceforth attach to ALLTECH and may be enforced against it to the same extent as if said rights of creditors, debts, liabilities and duties had been incurred or contracted by ALLTECH.

     2. If at any time ALLTECH shall deem or be advised that any further assignments, assurances in the law or other things are necessary or desirable to vest in it, according to the terms hereof, the title to any property of USCI, said USCI, and/or ALLTECH, and their proper directors, officers and shareholders, shall and will execute and do all such proper assignments, assurances in the law and other things necessary or proper to vest title to such property in ALLTECH and otherwise to carry out the purposes of this Agreement.

                                   ARTICLE VII

     This Agreement has been adopted by the directors and by the shareholders of USCI in accordance with the Utah Business Corporation Act and by the directors and shareholders of ALLTECH in accordance with the Delaware General Corporation Law. If this Agreement is not thereafter and has not theretofore been terminated or amended as permitted by the provisions hereof, then a Certificate of Merger shall be filed and recorded in accordance with the Acts, respectively. Such filings shall be made on the same day. The Merger shall become effective on the date the appropriate documents are filed with the Delaware Secretary of State and the Utah Secretary of State.

                                  ARTICLE VIII

     For the convenience of the parties hereto and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each counterpart shall be deemed to be an original. Facsimile signatures shall be considered authentic and legally binding.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ALLTECH INTERNATIONAL HOLDINGS, INC.,        U.S. CONSOLIDATED INDUSTRIES, INC.,
a Delaware corporation                       a Utah corporation


By:                                          By:
   --------------------------------------       --------------------------------
   Richard Dolan, Chief Executive Officer       Charles E. Campbell, President

              [Signature page to the Plan and Agreement of Merger]

                                  SCHEDULE 3.1

                                Holdings Options

Optionholder                                                             Options
----------------------------------------------------------------------   -------

Jim Anderson                                                              52,424
Bart Benedict                                                             20,167
Michele Brown                                                             15,698
Jodi Dorfler                                                              14,123
Alfredo Estrada                                                           19,712
Thomas Jacobs                                                             29,413
Laura Kaepplinger                                                         18,897
Barbara Katz                                                              16,309
Rick Kurtz                                                                65,684
Steve Lang                                                                18,138
Geoffry Matlin                                                            27,175
Dennis McCreary                                                           18,851
Sharon McKinley                                                           32,413
Katheryn Mitchell                                                         22,203
Gary Nixon                                                                17,273
Nicole Olson                                                              18,033
Charlotte Pennington                                                      12,448
Julia Poncher                                                             24,031
Bonnie Przybyski                                                          23,730
Steven Puchalski                                                          19,658
Thomas Rendl                                                              41,100
Catherine Roberts                                                         13,720
Irmagard Rosenfeld                                                        19,666
Judy Smead                                                                18,546
Holly Staunton                                                            18,189
Robert Steffensen                                                         21,998
Dennis Weidel                                                             15,546
Raymond Weigand                                                           26,769
Robert Wiedemer                                                           21,696
Jaison Winckler                                                            4,179
Duaine Yearout                                                             8,064
                                                                         -------
TOTAL:                                                                   695,853

                              SCHEDULES 2.8 AND 3.9

     All of the parties to this Agreement agree and represent to one another that there has been no broker or finder with respect to any part of this transaction, including but not limited to its respective officers, directors, principals, employees, agents and shareholders, all of whom are waiving and are not claiming any fee or compensation by reason thereof.